                                                                     EXHIBIT 3.8

                           ARTICLES OF INCORPORATION


                                      of


                            TUBOSCOPE LINALOG INC.


                                   ARTICLE I

     The name of the corporation is Tuboscope Linalog Inc.

                                  ARTICLE II

     The period of the corporation's duration is perpetual.

                                  ARTICLE III

     The purpose or purposes for which the corporation is organized is the transaction of all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                  ARTICLE IV

     The aggregate number of shares that the corporation shall have the authority to issue is 1000 shares of Common Stock, par value $.01 per share.

     No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such shareholder. The Board of Directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                   ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000, consisting of money, labor done, or property actually received.

                                  ARTICLE VI

     The street address of the corporation's initial registered office is 811 Dallas, Houston, Texas 77002, and the name of its initial registered agent at such address is CT Corporation System.

                                  ARTICLE VII

     The number of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws. The number of directors constituting the initial board of directors is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until such directors' successors are elected and qualified are:

     Name                              Address
     ----                              -------

     Martin G. Hubbard                 650 Town Center Drive, Suite 490
                                       Costa Mesa, CA 92626

     Robert A. Lahr                    P.O. Box 808
                                       Houston, TX 77001

     Timothy M. Pennington III         11661 San Vicente Blvd #707
                                       Los Angeles, CA 90049

     James J. Shelton                  10866 Wilshire Blvd., 7th Floor
                                       Los Angeles, CA 90024

     Directors of the corporation shall be elected by majority vote. Cumulative voting is prohibited.

                                  ARTICLE VIII

     The name of the incorporator is Robert A. Lahr, and his address is P.O. Box 808, Houston, Texas 77001.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of July, 1988.

                                   /s/ Robert A. Lahr
                                   -------------------
                                   Incorporator

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

                             ARTICLES OF AMENDMENT
                          BY THE SHAREHOLDERS TO THE
                         ARTICLES OF INCORPORATION OF
                       TUBOSCOPE PIPELINE SERVICES INC.
                          NKA TUBOSCOPE LINALOG INC.


William V. Larkin, Jr. and James F. Maroney, III hereby certify the following:

     One: They are the duly elected and acting President and Secretary, respectively, of Tuboscope Linalog Inc., a Texas Corporation (the "Company").

     Two: That by unanimous written consent of the Board of Directors of the Company resolutions were duly adopted approving an Amendment to the Company's Certificate of Incorporation to read as follows:

     RESOLVED, that Article 1 of the Certificate of Incorporation of the Company is hereby amended to read as follows:

                                   Article 1

     "The name of this Corporation is Tuboscope Pipeline Services Inc. (hereinafter referred to as the "Company").

     Three: Pursuant to Resolution of its Board of Directors, by written consent of the Company's stockholders, 1,000 of the 1,000 outstanding shares of stock entitled to vote thereon, was voted in favor of the Amendment and written notice of such consent has been given in accordance with law of the State of Texas.

     Four: That said Amendment was duly adopted in accordance with the provisions of Article 4.04 of the Texas Business Corporation Act.


Dated:  April 28, 1992                  /s/ W.V. Larkin
                                        ----------------------------------------
                                        W. V. Larkin, President


                                        /s/ J.F. Maroney
                                        ----------------------------------------
                                        J. F. Maroney, Secretary

The State of Texas       (S)
                         (S)
County of Harris         (S)



I, the undersigned authority, do hereby certify that on April 28th 1992, personally appeared before me William V. Larkin, Jr., who declared that he is the President of Tuboscope Linalog Inc. executing the foregoing document, and James F. Maroney, who declared that he is the Secretary of the Tuboscope Linalog Inc. executing the foregoing document, and being first duly sworn, acknowledged that they signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

In witness whereof, I have hereto set my hand and seal the day and year before written.



                                        /s/ Phyllis A. Bladt
                                        ----------------------------------------
                                        Notary Public in and
                                        for the State of Texas

                             ARTICLES OF AMENDMENT
                          BY THE SHAREHOLDERS TO THE
                         ARTICLES OF INCORPORATION OF
                       TUBOSCOPE PIPELINE SERVICES INC.

John F. Lauletta and James F. Maroney, III hereby certify the following:

     One: They are the duly elected and acting President and Secretary, respectively, of Tuboscope Pipeline Services Inc., a Texas Corporation (the "Company").

     Two: That by unanimous written consent of the Board of Directors of the Company resolutions were duly adopted approving an Amendment to the Company's Certificate of Incorporation to read as follows:

     RESOLVED, that Article IV of the Certificate of Incorporation of the Company is hereby amended to read as follows:

     Article One:

     "The aggregate number of shares which the corporation shall have authority to issue is two thousand (2,000) shares of the par value of one cent ($.01) each.

     No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such shareholder. The Board of Directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class."

     Article Two:

     Thereafter, pursuant to Resolution of its Board of Directors, by written consent of the Company's stockholders, 1,000 of the 1,000 currently outstanding shares of stock entitled to vote thereon, was voted in favor of the Amendment and written notice of such consent has been given in accordance with laws of the State of Texas.

     Article Three:

     That said Amendment was duly adopted in accordance with the provisions of
     Article 4.04 of the Texas Business Corporation Act.

Dated:  November 11, 1997           /s/ John F. Lauletta
                                   ---------------------
                                    John F. Lauletta, President

                                    /s/ J.F. Maroney
                                   -----------------
                                    J.F. Maroney, Secretary



STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


     I, the undersigned authority, do hereby certify that on November 11, 1997, personally appeared before me John F. Lauletta, who declared that he is the President of the Corporation executing the foregoing document, and James F. Maroney, who declared that he is the Secretary of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that they signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     In witness whereof, I have hereto set my hand and seal the day and year before written.


                                /s/ Susan E. Barfield
                               ----------------------
                                Notary Public in and for the State of Texas

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